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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference our reports dated October 16, 1998 and November 18, 1997 for Kemper Adjustable Rate U.S. Government Fund and Kemper Short-Intermediate Government Fund, respectively, in the Registration Statement (Form N-14) and related Prospectus/Proxy of Kemper Adjustable Rate U.S. Government Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-65819).


                                   ERNST & YOUNG LLP

                                   ERNST & YOUNG LLP

Chicago, Illinois
November 18, 1998